              AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT


          This Amendment No. 1 (this "Amendment") is entered into as of December 7, 1998 by and among ARCHIBALD CANDY CORPORATION, an Illinois corporation (the "Borrower"), the financial institutions from time to time party thereto (collectively, the "Lenders") and THE FIRST NATIONAL BANK OF CHICAGO, as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders.

                                     RECITALS:

          WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Amended and Restated Credit Agreement dated as of July 2, 1997 (the "Credit Agreement");

          WHEREAS, the Borrower has notified the Lenders and the Agent that the Borrower wishes to acquire Sweet Factory Group, Inc., a Delaware corporation, Sweet Factory, Inc., a Delaware corporation, SF Candy Company, a Delaware corporation, and SF Properties, Inc., a Delaware corporation (the "Sweet Factory Acquisition");

          WHEREAS, the Borrower seeks to amend the Credit Agreement; and

          WHEREAS, the Lenders and the Agent are willing to amend the Credit Agreement on the terms and conditions herein set forth;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

          2. AMENDMENTS TO CREDIT AGREEMENT. Upon the effectiveness of this Amendment in accordance with the provisions of SECTION 3 below, the Credit Agreement is hereby amended as follows:

               (a) SECTION 1.1 of the Credit Agreement is hereby amended as follows:

                    (i) The following new defined terms are hereby added alphabetically therein:

                         ""AMENDMENT NO. 1" shall mean Amendment No. 1 to this
                    Agreement, dated as of December 7, 1998, among the Borrower, the Lenders and the Agent.";

                         ""SWEET FACTORY SUBSIDIARY" shall mean any of Sweet
                    Factory Group, Inc., a Delaware corporation, Sweet Factory, Inc., a Delaware corporation, SF Candy Company, a Delaware corporation, and SF Properties, Inc., a Delaware corporation."; and

                         ""SWEET FACTORY SUBSIDIARY SECURITY AGREEMENT" shall
                    mean any security agreement, substantially in the form attached to Amendment No. 1 as EXHIBIT 1, executed by any Sweet Factory Subsidiary in favor of the Agent for the benefit of the Holders of Secured Obligations, as amended, restated, supplemented or modified from time to time.".

                    (ii) The definition of "BORROWING BASE" is amended in its entirety to read as follows:

                         ""BORROWING BASE" means, as of any date of calculation, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Agent, equal to (i) 85% of the Gross Amount of Eligible Receivables; PLUS
                         (ii) 50% of the Gross Amount of Eligible Inventory consisting of finished goods; PLUS (iii) 60% of the Gross Amount of Eligible Inventory consisting of raw materials; PLUS (iv) 70% of the Approved Value of real estate; PLUS (v) the Overadvance Amount, MINUS (vi) such reserves as the Agent reasonably deems necessary and are consistent with existing reserves, including without limitation, reserves (a) in amounts equal to any Indebtedness secured by a Lien permitted by SECTION 6.3(C)(iii) and (b) in amounts equal to up to two (2) months rent or other applicable storage/processing fees at any location (other than the Borrower's leased retail store locations), including any Sweet Factory Subsidiary's leased retail store locations, where the Borrower or any Sweet Factory Subsidiary maintains Inventory on leased premises or stores Inventory with any third party, for which the Agent has not received, as applicable, a landlord, mortgagee, bailee and/or warehousemen's access and lien waiver agreement and related Uniform Commercial Code financing statements, in form and substance reasonably acceptable to the Agent (the "RENT RESERVE"); PROVIDED, HOWEVER, that for each Sweet Factory Subsidiary, the reserve requirement contemplated above shall equal the lesser of (x) the Rent Reserve or (y) the Gross Amount of Eligible Inventory at such location. The Agent shall give the Borrower notice prior to establishing any reserve hereunder.".

                    (iii) The definition of "ELIGIBLE INVENTORY" is hereby amended as follows:

                         (A) Each reference therein to "Borrower" or "Borrower's" is deleted therefrom and the phrase "Borrower or any Sweet Factory Subsidiary" or "Borrower's or any Sweet Factory Subsidiary's", as applicable, is substituted therefor; PROVIDED, HOWEVER, that the reference to "Borrower" contained in the parenthetical in clause (iii) shall be replaced with the phrase "Borrower or the applicable Sweet Factory Subsidiary";

                         (B) Each reference therein to "Security Agreement" is deleted therefrom and the phrase "Borrower Security Agreement or any Sweet Factory Subsidiary Security Agreement, as applicable," is substituted therefor;

                         (C) Clause (vi) therein is hereby amended to delete therefrom the phrase "SECTION 6.3(C)(v)" and substitute therefor the phrase "SECTION 6.3(C)(iii);

                    (iv) The definition of "ELIGIBLE RECEIVABLES" is hereby amended to delete therefrom each reference to "Borrower" and substitute therefor the phrase "Borrower or any Sweet Factory Subsidiary, as applicable".

                    (v) The definition of "GROSS AMOUNT OF ELIGIBLE INVENTORY" is hereby amended to delete therefrom each reference to "Borrower" and substitute therefor the phrase "Borrower or any Sweet Factory Subsidiary, as applicable";

                    (vi) The definition of "INVENTORY" is hereby amended to delete therefrom each reference to "Borrower" or "Borrower's" and to substitute therefor "Borrower or any Sweet Factory Subsidiary" or "Borrower's or any Sweet Factory Subsidiary's", respectively;

                    (vii) The definition of "RECEIVABLES" is hereby amended in its entirety as follows:

                         ""RECEIVABLE(S)" means and includes all of the Borrower's and, subject to an initial audit and review by the Agent, each Sweet Factory Subsidiary's presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Borrower and each Sweet Factory Subsidiary, as applicable, to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.";

                    (viii) The definition of "SENIOR NOTES" is hereby amended in its entirety as follows:

                         ""SENIOR NOTES" means those certain notes issued pursuant to the Senior Note Indenture in the aggregate principal amount of $130,000,000 with a maturity of July 1, 2004."

                    and;

                    (ix) The definition of "SENIOR NOTE INDENTURE" is hereby amended in its entirety as follows:

                         ""SENIOR NOTE INDENTURE" means that certain Indenture, dated on or about July 2, 1997, as amended by that certain First Supplemental Indenture, dated as of December 7, 1998, by and among the Borrower, the Sweet Factory Subsidiaries, and The Bank of New York, as Trustee, pursuant to which the Senior Notes are to be or have been issued.".

               (b) SECTION 5.8 of the Credit Agreement is hereby amended to insert immediately at the beginning of the second sentence contained therein the following:

               "Except for a single existing Stock Option Plan under which certain officers of the Borrower may receive, in the aggregate, no more than thirty-four shares of stock in the Parent,"

               (c) SECTION 5.9 of the Credit Agreement is hereby amended to delete therefrom the phrases "Except as set forth on SCHEDULE 5.9 hereto" and "Except as set forth on "SCHEDULE 5.9" and to substitute therefor the phrase "Except as set forth on SCHEDULE 5.9 as amended and attached to Amendment
No. 1,"

               (d) SECTION 6.2(J) of the Credit Agreement is hereby amended in its entirety as follows:

               "(J) RESTRICTION ON FUNDAMENTAL CHANGES. None of the Borrower or any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or property, whether now or hereafter acquired; PROVIDED, HOWEVER, that (i) the Borrower may merge with any of its Subsidiaries, so long as (x) the Borrower is the surviving entity in any such merger, (y) the Borrower provides written notice to the Agent of such merger not less than thirty
               (30) days prior thereto, and (z) the Borrower executes any UCC financing statements or amendments in connection with such merger in order to maintain the Agent's first priority perfected security interest in the Collateral and (ii) any wholly-owned Subsidiary may merge with any other wholly-owned Subsidiary so long as (x) the surviving Subsidiary is a guarantor of the "Guaranteed Obligations" as such term is defined in the Guaranty dated as of December 7, 1998 executed by the Sweet Factory Subsidiaries, (y) the Borrower provides written notice to the Agent of such merger between Subsidiaries not less than thirty (30) days prior thereto, and (z) the surviving Subsidiary executes any UCC financing statements or amendments in connection with such merger in order to maintain the Agent's first priority perfected security interest in the Collateral.".

               (e) SECTION 6.3(A)(ii) of the Credit Agreement is hereby amended in its entirety as follows:

               "(ii) Indebtedness existing as of December 7, 1998 and described on Schedule 6.3(A) as attached to Amendment No. 1.".

               (f) SECTION 6.3(C) of the Credit Agreement is hereby amended to insert immediately at the end of clause (i) the phrase "or Liens upon the Collateral in favor of the Agent".

               (g) SECTION 6.3(D) of the Credit Agreement is hereby amended to delete the period at the end of clause (vii) contained therein and insert the following: "; PROVIDED FURTHER, HOWEVER, that the Borrower may acquire each Sweet Factory Subsidiary pursuant to the Agreement and Plan of Reorganization, dated as of November 24, 1998, among the Borrower, Sweet Factory Acquisition Corp., a Delaware corporation, and each Sweet Factory Subsidiary, with such Acquisition excluded from the aforementioned $7,500,000 limit on other Investments."

               (h) SECTION 6.3(E) of the Credit Agreement is hereby amended to insert, at the beginning of clause (ii) therein, the following: "except for the Acquisition of the Sweet Factory Subsidiaries,".

               (i) Section 6.4 of the Credit Agreement is hereby amended as follows:

                    (i) Paragraph (B) is hereby amended in its entirety as follows:

                         "(B) FIXED CHARGE COVERAGE RATIO.  The Borrower shall
                    maintain a Fixed Charge Coverage Ratio of not less than the following for each four Fiscal Quarter period ending on the last day of each Fiscal Quarter during the following periods:

                                                         Minimum
                    Fiscal Quarter Ending in      Fixed Charge Coverage Ratio
                    ------------------------      ---------------------------
                    August, 1997 through
                    November, 1997                     1.15 to 1.00

                    February, 1998 through
                    August, 1998                       1.20 to 1.00

                    November, 1998 through             1.10 to 1.00
                    August, 1999

                    November, 1999                     1.05 to 1.00

                    February, 2000                     1.20 to 1.00

                    May, 2000 and thereafter           1.30 to 1.00"

                    (ii) Paragraph (C) is hereby amended in its entirety as follows:

                         "(C) LEVERAGE RATIO.  The Borrower shall not permit its
                    Leverage Ratio to be greater than the ratio set forth below at the end of the Fiscal Quarter ending during the following periods:

                    Fiscal Quarter Ending In           Maximum Leverage Ratio
                    ------------------------           ----------------------
                    August, 1997 through
                    November, 1998                          6.00 to 1.00


                    February, 1999 through
                    May, 1999                               5.50 to 1.00

                    August, 1999 through
                    November, 1999                          6.00 to 1.00

                    February, 2000 and
                    thereafter                              5.50 to 1.00"

                    (iii) Paragraph (D) is hereby amended to delete therefrom the number "$12,500,000.00" and to substitute therefor the number "$25,000,000.00".

               (j) The Exhibits to the Credit Agreement are hereby amended to delete therefrom EXHIBIT C and substitute therefor Exhibit C as attached to Amendment No. 1.

          3. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective and be deemed effective as of the date hereof (the "Effective Date") if, and only if, the Agent shall have received each of the following:

               (a) four (4) duly executed originals of this Amendment from the Borrower, the Agent and the Lenders;

               (b) four (4) duly executed originals of each Sweet Factory Subsidiary Security Agreement and a guaranty, in favor of the Agent, executed by each Sweet Factory Subsidiary;

               (c) an amendment fee as described in that certain Mandate Letter dated as of November 24, 1998 between the Borrower and the Agent;

               (d) payout letters in form and substance satisfactory to the Agent from any holders of Sweet Factory indebtedness together with, upon receipt thereof, evidence that any liens against or security interests in any Accounts or Inventory of any Sweet Factory Subsidiary have been or will be terminated, unless such liens are permitted under the Credit Agreement; PROVIDED, HOWEVER, that any lien held by Imperial Bank - Lending Services or Wells Fargo Bank, N.A. shall not be considered a permitted lien for purposes of this paragraph;

               (e) a form of Sweet Factory Subsidiary Security Agreement attached hereto as EXHIBIT 1, an amended SCHEDULE 6.3(A) to the Credit Agreement attached hereto, and an amended SCHEDULE 5.9 to the Credit Agreement attached hereto; and

               (f) such other documents, instruments and agreements, including, without limitation, UCC-1 financing statements, as the Agent may reasonably request.


     4.        REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

          4.1 Upon the effectiveness of this Amendment pursuant to SECTION 3 hereof, on and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

          4.2 Except as specifically waived or amended herein, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          4.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.

          5. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

          7. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.




                  THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

          IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment No. 1 as of the date first above written.


                                   ARCHIBALD CANDY CORPORATION


                               By:  /s/ Ted A. Shepherd
                                   -------------------------------------
                                   Name: Ted A. Shepherd
                                   Title: President and Chief Operating Officer


                               THE FIRST NATIONAL BANK OF CHICAGO,
                                Individually and as Agent


                               By:  /s/ Kevin L. Gillen
                                   -------------------------------------
                                   Name:  Kevin L. Gillen
                                   Title:  Vice President

                              SANWA BUSINESS CREDIT CORPORATION


                               By:  /s/ Michael J. Cox
                                   -------------------------------------

                                       Name:  Michael J. Cox
                                       Title:  1st Vice President